                                                                   EXHIBIT 10.31



                              AMENDED AND RESTATED

                        REVOLVING CREDIT LOAN AGREEMENT

                                     BETWEEN

                               COMERICA BANK-TEXAS

                                       AND

                         STERLING CONSTRUCTION COMPANY,

                                      DATED

                                 JULY ___, 2001

                                TABLE OF CONTENTS

SECTION 1. DEFINITIONS .........................................................      1
         1.1. Defined Terms ....................................................      1
         1.2. Accounting Terms .................................................      7
         1.3. Singular and plural ..............................................      8

SECTION 2. COMMITMENT, INTEREST AND FEES .......................................      8
         2.1. Commitment .......................................................      8
         2.2. Borrowing Procedures .............................................      8
         2.3. Note .............................................................      9
         2.4. Interest .........................................................      9
         2.5. Renewals and Extensions ..........................................     10
         2.6. Maximum Rate .....................................................     10
         2.7. Fees .............................................................     11
         2.8. Basis of Computation .............................................     12
         2.9. Prepayments ......................................................     12
         2.10. Basis of Payments ...............................................     12
         2.11. Term Loans ......................................................     12

SECTION 3. SECURITY ............................................................     12

SECTION 4. CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK .........................     13
         4.1. Conditions to First Disbursement .................................     13
         4.2. Conditions to All Disbursements ..................................     14

SECTION 5. WARRANTIES AND REPRESENTATIONS ......................................     15
         5.1. Corporate Existence and Power ....................................     15
         5.2. Authorization and Approvals ......................................     16
         5.3. Valid and Binding Agreement ......................................     16
         5.4. Actions, Suits or Proceedings ....................................     16
         5.5. Subsidiaries .....................................................     16
         5.6. No Liens, Pledges, Collateral Assignments or Security Interests ..     17
         5.7. Accounting Principles ............................................     17
         5.8. No Adverse Changes ...............................................     17
         5.9. Conditions Precedent .............................................     17
         5.10. Taxes ...........................................................     17
         5.11. Compliance with Laws ............................................     17
         5.12. Indebtedness ....................................................     17
         5.13. Material Agreements .............................................     17
         5.14. Margin Stock ....................................................     18
         5.15. Pension Funding .................................................     18
         5.16. Misrepresentation ...............................................     18
         5.17. Equipment .......................................................     18
         5.18. Parent Ownership ................................................     18

SECTION 6. AFFIRMATIVE COVENANTS ...............................................     18
         6.1. Financial and Other Information ..................................     18
         6.2. Insurance ........................................................     22
         6.3. Taxes ............................................................     22
         6.4. Maintain Corporation and Business ................................     22
         6.5. Maintain Tangible Net Worth ......................................     23
         6.6. Maintain Debt Ratio ..............................................     23
         6.7. Maintain Current Ratio ...........................................     23
         6.8. Maintain Cash Flow Coverage Ratio ................................     23
         6.9. ERISA ............................................................     23
         6.10. Use of Loan Proceeds ............................................     24

SECTION 7. NEGATIVE COVENANTS ..................................................     24
         7.1. Dividends ........................................................     24
         7.2. Stock Issuance ...................................................     24
         7.3. Stock Acquisition ................................................     24
         7.4. Liens and Encumbrances ...........................................     24
         7.5. Indebtedness .....................................................     24
         7.6. Extension of Credit ..............................................     24
         7.7. Guarantee Obligations ............................................     24
         7.8. Property Transfer, Merger or Lease-Back ..........................     25
         7.9. Acquire Securities ...............................................     25
         7.10. Pension Plans ...................................................     25
         7.11. Misrepresentation ...............................................     25
         7.12. Margin Stock ....................................................     25
         7.13. Compliance with Environmental Laws ..............................     26
         7.14. Pledge of Receivables ...........................................     26
         7.15. Subordinated Debt ...............................................     26
         7.16. Subordinated Debt-Employee Selling Shareholders .................     26
         7.17. Subordinated Debt-NASCIT ........................................     26
         7.18. Notes Receivable from Shareholders ..............................     27
         7.19. Non-ordinary Bonus ..............................................     27

SECTION 8. EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS ...........     27
         8.1. Events of Default ................................................     27
         8.2. Acceleration of Indebtedness .....................................     29
         8.3. Application of Proceeds ..........................................     29
         8.4. Cumulative Remedies ..............................................     29

SECTION 9. MISCELLANEOUS .......................................................     30
         9.1. Independent Rights ...............................................     30
         9.2. Covenant Independence ............................................     30
         9.3. Waivers and Amendments ...........................................     30
         9.4. GOVERNING LAW ....................................................     30
         9.5. Survival of Warranties, Etc ......................................     30
         9.6. Attorneys' Fees ..................................................     30

         9.7. Payments on Saturdays, Etc .......................................     30
         9.8. Binding Effect ...................................................     31
         9.9. Maintenance of Records ...........................................     31
         9.10. Notices .........................................................     31
         9.11. Counterparts ....................................................     31
         9.12. Headings ........................................................     31
         9.13. Capital Adequacy ................................................     31
         9.14. INDEMNIFICATION BY THE BORROWER .................................     32
         9.15. NO ORAL AGREEMENTS ..............................................     32
         9.16. Gender ..........................................................     32
         9.17. Intentionally Deleted ...........................................     32
         9.18. Cross Default; Cross Collateral .................................     32
         9.19. Severability of Provisions ......................................     33
         9.20. Assignment ......................................................     33

              AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT

         THIS AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT is made and delivered as of the ____ day of July, 2001, by and between STERLING CONSTRUCTION COMPANY d/b/a Texas-Sterling Construction, Inc., a Michigan corporation (the "BORROWER"), and COMERICA BANK-TEXAS, a Texas banking association (the "BANK").

                                   WITNESSETH:

WHEREAS, the Borrower desires to borrow up to $14,600,000.00 from the Bank from time to time to finance working capital and equipment; and

WHEREAS, the Bank is willing to supply such financing subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Borrower and the Bank agree as follows:

SECTION 1. DEFINITIONS.

1.1. Defined Terms. As used herein, the following terms shall have the following respective meanings:

                           "EQUIPMENT," "FIXTURES;" "GENERAL INTANGIBLES,"
                  "GOODS," "INSTRUMENTS " and "Inventory" shall have the meanings assigned to them in the UCC in effect on the date of this Agreement.

                           "AGREEMENT" shall mean this Amended and Restated
                  Revolving Credit Loan Agreement, as same may be renewed, extended, modified, supplemented, restated, amended, and/or rearranged.

                           "APPRAISAL" shall mean that certain appraisal dated
                  November 23, 1999, prepared by Valuation Technology, Inc., and covering the Borrower's Equipment prepared pursuant to Section 6.1.11.

                           "BANK" shall mean Comerica Bank-Texas, a Texas
                  banking association.

                           "BANKRUPTCY CODE" shall mean Title 11 of the United
                  States Code, as amended, or any successor act or code.

                           "BORROWER" shall mean Sterling Construction Company,
                  a Michigan corporation.

                           "BORROWING BASE" shall mean the aggregate of (i)
                  NINETY PERCENT (90%) of the Forced Sale Value, as determined by the Appraisal, for each item of Existing Major Equipment and which is to be curtailed or reduced each month, on the last calendar day of each calendar month, by ONE AND TWO-TENTHS

                  PERCENT (1.2%) of the Originally Established Value for each item of Existing Major Equipment; (ii) the lesser of FORTY PERCENT (40%) of the Net Book Value for Other Miscellaneous Equipment, as of the end of each calendar month as used in the Borrowing Base calculation or FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($400,000.00), which amount shall also be curtailed or be reduced each month by ONE AND TWO-TENTHS PERCENT (1.2%) of the Net Book Value for Other Miscellaneous Equipment; and
                  (iii) EIGHTY PERCENT (80%) of the Cost of new or used Major Equipment hereinafter acquired, which is to be scheduled on a spreadsheet to be attached to the Borrowing Base, and which is to be curtailed or reduced each month, on the last calendar day of each month, by ONE AND TWO-TENTHS PERCENT (1.2%) of the Originally Established Value of EIGHTY PERCENT (80%) of Cost.

                           "BORROWING BASE CERTIFICATE" shall mean a
                  certificate in the form of EXHIBIT A to this Agreement, completed in all appropriate respects and executed by the President, Vice President or Treasurer of the Borrower and setting forth the Borrower's computation of the Borrowing Base as of the date of such certificate.

                           "BUSINESS DAY" shall mean a day on which the Bank is
                  open to carry on its normal commercial lending business.

                           "COLLATERAL" shall mean any property of the Borrower
                  in the possession of the Bank, the Stock, any amount in any deposit account of the Borrower with the Bank and all of the Borrower's Equipment, Fixtures, General Intangibles, Goods, and Instruments, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor and all proceeds and products thereof.

                           "COMMITMENT AMOUNT" shall mean $13,000,000.00,
                  reducing $500,000.00 per quarter beginning September 30, 2001, to a minimum amount of $10,000,000.00. The recital of a Commitment Amount does not mean that the Bank shall be obligated to advance such amount.

                           "CONTRACT RATE" shall mean, as of any date of
                  determination, the annual rate of interest which, pursuant to
                  Section 2.4 of this Agreement, would be applicable to the Note if the annual rate of interest were determined without the Maximum Legal Rate limitation.

                           "COST" shall mean the purchase price and all other
                  costs related to the purchase of the Equipment which are eligible to be capitalized under GAAP, including taxes, transportation, warranties, set-up charges, instructions, license fees or other miscellaneous amounts.

                           "CURRENT ASSETS" shall mean, as of any applicable
                  date of determination, all cash, non-affiliated customer receivables (which are not subject to any dispute), and United States government securities and any other assets classified as current assets under GAAP of a Person.

                           "CURRENT LIABILITIES" shall mean, as of any
                  applicable date of determination, all liabilities of a Person that should be classified as current in accordance with GAAP.

                           "DEBT" shall mean, as of any applicable date of
                  determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

                           "DEBT RATIO" shall mean the ratio of Debt to Tangible
                  Net Worth.

                           "DEFAULT" shall mean a condition or event which, with
                  the giving of notice or the passage of time, or both, would become an Event of Default.

                           "DISBURSEMENT DATE" shall mean each date upon which
                  the Bank makes a loan to the Borrower under Section 2.1 of this Agreement.

                           "EMPLOYEE SELLING STOCKHOLDERS " means James D.
                  Manning, Patrick T. Manning, Joseph P. Harper, Sr., Terry D. Williamson, Jeffrey Manning, Brian R. Manning, Joseph P. Harper, Jr., Anthony F. Colombo, Kevin J. Manning, Julie M. Crump, and Gary D. Hadfield.

                           "ENVIRONMENTAL LAWS " means any and all federal,
                  state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act as amended, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C.
                  Section 2601 et seq., and all similar laws, regulations, and requirements of any governmental authority or agency having jurisdiction over the Borrower or any of its properties or assets, as such laws, regulations, and requirements may be amended or supplemented from time to time.

                           "EQUIPMENT" shall mean Equipment of the Borrower in
                  which the Bank has a validly perfected first lien security interest, which is in then good working order, and is not damaged, and which is located within the State of Texas.

                           "ERISA" shall mean the Employee Retirement Income
                  Security Act of 1974, as amended, or any successor act or code.

                           "EVENT OF DEFAULT" shall mean any of those conditions
                  or events listed in Section 8.1 of this Agreement.

                           "EXISTING MAJOR EQUIPMENT" shall mean those items of
                  the Borrower's equipment set forth on the Appraisal.

                           "FINANCIAL STATEMENTS" shall mean all those balance
                  sheets, earnings statements and other financial data (whether of the Parent, the Borrower, any Subsidiary, any guarantor or otherwise) which have been furnished to the Bank for the purpose of, or in connection with, this Agreement and the transactions contemplated hereby.

                           "FINANCING STATEMENT" shall mean UCC financing
                  statements describing the Bank as secured party and the Borrower or Oakhurst as debtor covering the Collateral and otherwise in such form, for filing in such jurisdictions and with such filing offices as the Bank shall reasonably deem necessary or advisable.

                           "FORCED SALE VALUE" shall mean the forced sale value
                  established for each item of Existing Major Equipment.

                           "GAAP" shall mean, as of any applicable date of
                  determination, generally accepted accounting principles consistently applied.

                           "GUARANTORS" shall mean Parent and Oakhurst.

                           "GUARANTY" shall mean a guaranty in the form of
                  EXHIBIT B to this Agreement pursuant to which the Guarantors unconditionally guarantee to the Bank repayment of all of the Indebtedness.

                           "HAZARDOUS SUBSTANCE" means any substance, product,
                  waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

                           "INDEBTEDNESS" shall mean all loans, advances and
                  indebtedness of the Borrower to the Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of the Borrower to the Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, including the Term Loans.

                           "MAJOR EQUIPMENT" shall mean the items of Existing
                  Major Equipment and hereinafter acquired Equipment which the Bank agrees to allow the Borrower to include in the Borrowing Base.

                           "MAXIMUM LEGAL RATE" shall have the meaning set forth
                  in Section 2.6 of this Agreement.

                           "NASCIT" shall mean the North Atlantic Smaller
                  Companies Investment Trust plc.

                           "NET BOOK VALUE" shall mean the book value
                  established by the Borrower's books and records subject to the Bank's review and approval.

                           "NET CURRENT ASSETS" shall mean Current Assets less
                  Current Liabilities.

                           "NET INCOME" shall mean the Parent's net income
                  after the payment of all expenses, including all taxes.

                           "NOTE" shall mean the promissory note conforming to
                  Section 2.3 of this Agreement and in the form of EXHIBIT C to this Agreement, and any and all renewals, extensions, rearrangements, amendments, modifications, and/or increases thereof.

                           "NOTES RECEIVABLE FROM SHAREHOLDERS" shall mean any
                  promissory notes payable to the Borrower from its shareholders.

                           "OAKHURST" shall mean Oakhurst Company, Inc., a
                  Delaware corporation.

                           "ORIGINALLY ESTABLISHED VALUE" shall mean ninety
                  percent (90%) of the Forced Sale Value.

                           "OTHER MISCELLANEOUS EQUIPMENT" shall mean items of
                  Equipment owned by the Borrower which are not Existing Major Equipment and which the Bank allows to be included in the Borrowing Base.

                           "PARENT" shall mean Sterling Construction Company, a
                  Delaware corporation.

                           "PBGC" shall mean the Pension Benefit Guaranty
                  Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

                           "PERMITTED LIENS" shall mean:

                           (a) liens and encumbrances in favor of the Bank;

                           (b) liens for taxes, assessments or other
                  governmental charges incurred in the ordinary course of business and not yet past due or being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in a manner satisfactory to the Bank;

                           (c) liens not delinquent created by statute in
                  connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

                           (d) liens of mechanics, materialmen, carriers,
                  warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable;

                           (e) encumbrances consisting of zoning restrictions,
                  rights-of-way, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower or any Subsidiary in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use; and

                  (f) existing liens described in Schedule 5.6 attached hereto, subject to such intercreditor agreements or subordination agreements as the Bank shall require.

                  "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency or other entity.

                  "PLEDGE AGREEMENT" shall mean that certain Pledge Agreement in the form of EXHIBIT E to this Agreement pursuant to which Oakhurst pledges to the Bank a security interest in the Stock.

                  "PRIME RATE" shall mean that annual rate of interest designated by the Bank as its base rate and which is changed by the Bank from time to time. The Prime Rate may not necessarily be the lowest rate charged by the Bank on credit facilities such as this.

                  "REVOLVING LOAN" or "LOAN" shall mean an advance made by the Bank to the Borrower under Section 2.1 of this Agreement on a Disbursement Date. Collectively, all such advances, and any and all renewals, extensions, rearrangements, amendments, modifications, and/or increases thereof, are referred to as "REVOLVING LOANS " or "LOANS".

                  "SECURITY AGREEMENT" shall mean the security agreement in the form of EXHIBIT F to this Agreement pursuant to which the Borrower grants to the Bank a security interest in its Equipment, Fixtures and General Intangibles, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor and all proceeds and products thereof.

                  "STOCK" shall mean 80.1% of the common stock of Parent owned by Oakhurst.

                  "SUBORDINATED DEBT" shall mean the subordinated indebtedness of:

                           (i) Parent to the Employee Selling Stockholders in the original aggregate amount of $6,000,000.00;

                           (ii) Parent to NASCIT in the original principal amount of $1,500,000.00; and

                           (iii) Borrower to James D. Manning in the original principal amount of $1,200,000.00; to Patrick T. Manning in the original principal amount of $120,000.00 and to Joseph P. Harper, Sr. in the original principal amount of $120,000.00.

                  "SUBSIDIARY" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions are at the time owned, directly or indirectly, by the Borrower (or any Guarantor) or by one or more subsidiaries or other entities owned or controlled by the Borrower (or any Guarantor) and/or one or more of its subsidiaries.

                  "TANGIBLE NET WORTH" of any Person shall mean, as of any applicable date of determination, the difference between (i) the book value of all assets of such Person (other than Notes Receivables from Shareholders, Parent, and Oakhurst, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), all as determined in accordance with GAAP, and (ii) all Debt of such Person.

                  "TERM LOAN NO. 1" shall have the meaning as defined in Section 2.11.1, and any and all renewals, extensions, rearrangements, amendments, modifications, and/or increases thereof.

                  "TERM LOAN NO. 2" shall have the meaning as defined in Section 2.11.2, and any and all renewals, extensions, rearrangements, amendments, modifications, and/or increases thereof.

                  "TERM LOANS" shall mean, individually and collectively, Term Loan No. 1 and Term Loan No. 2.

                  "TERMINATION DATE" shall mean March 1, 2004.

                  "TOTAL LIABILITIES" shall mean all of the liabilities of the Parent and its Subsidiaries on a consolidated basis as classified according to GAAP.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of Texas and as amended from time to time.

                  "UCC-3S" shall mean duly authorized and executed assignments or termination statements (whichever the Bank shall require) covering liens in the Collateral in favor of lenders other than the Bank.

                  "WORKING CAPITAL" shall mean Current Assets less Current Liabilities.

1.2. Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

1.3. Singular and plural. Where the context herein requires, the singular number shall be deemed to include the plural, and vice versa.

SECTION 2. COMMITMENT, INTEREST AND FEES.

         2.1. Commitment. Subject to the terms and conditions of this Agreement, the Bank agrees to make loans to the Borrower on a revolving basis of such amount as the Borrower shall request pursuant to Section 2.2 of this Agreement until the Termination Date, up to an aggregate principal amount outstanding at any time not to exceed the lesser of (a) the Commitment Amount or (b) the Borrowing Base, provided that each Disbursement Date under this Agreement must be a Business Day, and the principal amount of each Revolving Loan made under this Agreement shall be in the aggregate amount of $25,000.00 or an integral multiple thereof.

         2.2. Borrowing Procedures.

                  2.2.1 Notice. The Borrower shall give the Bank notice of the Borrower's desire for a Revolving Loan by 2:00 p.m. (Houston, Texas time) on the day of the requested advance. Such notice shall be by telephone communication from an officer of the Borrower who has been given access by the Borrower to a security code given to the Borrower by the Bank. Such notice shall specify the proposed Disbursement Date and the principal amount of the proposed advance for such Revolving Loan. A written confirmation of each request shall be given by the Borrower to the Bank within two (2) Business days after any oral advance request; written confirmation shall be by confirmed facsimile transmission or by U.S. mail.

                  2.2.2 Bank Obligations. The Bank agrees to make the Revolving Loan on the Disbursement Date as set forth in a notice to the Bank from the Borrower conforming to the requirements of Section 2.2.1 by crediting the Borrower's general deposit account with the Bank in the amount of such Revolving Loan, provided, however, that the Bank shall not be so obligated if:

                           (a) Any of the conditions precedent set forth in
                  Section 4 of this Agreement shall not have been satisfied or waived by the Bank in accordance with Section 9.3 of this Agreement; or

                           (b) Such proposed Revolving Loan would cause the
                  aggregate unpaid principal amount of the Revolving Loans outstanding under this Agreement to exceed the lesser of (i) the Commitment Amount or (ii) the Borrowing Base on the Disbursement Date.

                  2.2.3 Initial Advance. The initial advance shall not exceed ninety percent (90%) of the Forced Sale Value of the Existing Major Equipment subject to initial Borrowing Base plus the lesser of (i) forty percent (40%) of the Net Book Value of Other Miscellaneous Equipment and (ii) Four Hundred Thousand and no/100 Dollars ($400,000.00).

                  2.2.4 Subsequent Advances. Subsequent advances shall not exceed eighty percent (80%) of the Cost of new or used Equipment hereinafter acquired by the Borrower and subject to availability as calculated by the Borrowing Base and a first perfected security interest in favor of the Bank. Each such advance request shall be accompanied by a bill of sale and such other information as the Bank shall reasonably request evidencing the Cost of the Equipment.

         2.3. Note. The Revolving Loans shall be evidenced by the Note, executed by the Borrower, dated the date of this Agreement, payable to the Bank on the Termination Date (unless sooner accelerated pursuant to the terms of this Agreement), and in the principal amount of the original Commitment Amount. The date and amount of each Revolving Loan made by the Bank and of each repayment of principal thereon received by the Bank shall be recorded by the Bank in its records or, at the option of the Bank, on a schedule attached to the Note. The aggregate unpaid principal amount so recorded by the Bank shall constitute the best evidence of the principal amount owing and unpaid on the Note, provided, however, that the failure by the Bank so to record any such amount or any error in so recording any such amount (whether on the schedule attached to the Note or otherwise) shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Note to repay the principal amount of all the Revolving Loans together with all interest accrued or accruing thereon.

         2.4. Interest. Subject to the provisions of Section 2.6 below, the Note shall bear interest on the outstanding principal balance from time to time outstanding under the Note at a variable rate equal to the Prime Rate plus, depending upon the Borrower's Debt Ratio, calculated pursuant to Section 6.6 hereof, the following additional percentage:

                            RATE DEBT RATIO

                Prime Rate plus Zero Less than or equal to 1.65

                Prime Rate plus .25% Greater than 1.65, and less than or equal to 1.85

                Prime Rate plus .50% Greater than 1.85

         The above rate shall be established effective beginning on the first day of the following calendar quarter based upon receipt of the financial information necessary to determine the Debt Ratio for the preceding calendar quarter, and shall remain in effect through the end of the following calendar quarter until the Bank is in possession of the financial information necessary to calculate the Debt Ratio for the next calendar quarter. The interest rates called for above shall remain in effect until the maturity of the Note, whether such maturity is by acceleration or otherwise, and after maturity, interest shall accrue at a rate equal to six percent (6%) per annum plus the rate otherwise prevailing hereunder, but not to exceed the Maximum Legal Rate, as defined below. Interest shall be payable to the extent then accrued on the first day of each calendar month, beginning August 1, 2001, until maturity (whether by acceleration or otherwise) and from and after such maturity, on demand. The rate of interest applicable to the Note shall change as and when the Bank's Prime Rate changes.

         2.5. Renewals and Extensions. Renewals and extensions, if any, of any Loan shall he at the Bank's discretion and shall be evidenced by such documents and instruments as the Bank may require in its sole discretion. The Bank shall not be obligated to accommodate any renewals and extensions.

         2.6. Maximum Rate. The following provisions shall control this Agreement and the Note:

                           (a) No agreements, conditions, provision or
                  stipulations contained in this Agreement or in any other agreement between the Borrower and the Bank, or the occurrence of an Event of Default, or the exercise by the Bank of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other agreement between the Borrower and the Bank, or the arising of any contingency whatsoever, shall entitle the Bank to collect, in any event, interest exceeding the maximum rate of nonusurious interest allowed from time to time by applicable state or federal laws as now or as may hereinafter be in effect (the "MAXIMUM LEGAL RATE") and in no event shall the Borrower be obligated to pay interest exceeding such Maximum Legal Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Borrower to pay a rate of interest exceeding the Maximum Legal Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate (the "EXCESS"). In the event any interest is charged in excess of the Maximum Legal Rate, the Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any obligations due, and, second, returned to the Borrower, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto recognize that with fluctuations in the prime commercial interest rate from time to time announced by the Bank such an unintentional result could inadvertently occur. By the execution of this Agreement, the Borrower covenants that (a) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (b) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Bank based, in whole or in part, upon the charging or receiving of any interest in excess of the Maximum Legal Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Bank, all interest at any time contracted for, charged or received by the Bank in connection with the Borrower's obligations shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement. If at any time the rate of interest payable hereunder shall be computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Contract Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Contract Rate.

                           (b) Unless preempted by federal law, the rate of
                  interest from time to time in effect hereunder shall not exceed the "indicated rate ceiling" from time to time in effect as provided in Section 303 of the Texas Finance Code.

                           (c) The provisions of this Section shall be deemed to
                  be incorporated into every document or communication relating to the Indebtedness which sets forth or prescribes any account, right or claim or alleged account, right or claim of the Bank with respect to the Borrower (or any other obligor in respect of the Indebtedness), whether or not any provisions of this Section 2.6 is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations asserted by the Bank thereunder, be automatically recomputed by the Borrower or any other obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.6.

                           (d) If the applicable state or federal law is amended
                  in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Bank by reason thereof shall be payable upon demand.

                           (e) The provisions of Chapter 346 of the Texas
                  Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any other agreements executed in connection herewith or therewith or to the transactions contemplated hereby or thereby.

         2.7. Fees.

                  2.7.1 Commitment Fee. The Borrower agrees to pay to the Bank a commitment fee for the period from and including the date of this Agreement to the Termination Date equal to one-quarter of one percent (1/4 of 1%) per annum on the average daily difference between the Commitment Amount and the aggregate unpaid principal balance of the Revolving Loans. Such commitment fee shall be payable on the first Business Day of April, July, October and January, beginning October 1, 2001, and on the Termination Date, for the periods ending on such dates.

                  2.7.2 Preparation Fees. Simultaneously with the execution of this Agreement, the Borrower shall pay to the Bank the amount of the Bank's expenses (including reasonable attorney's fees and disbursements) incurred by the Bank in connection with the preparation of this Agreement and related instruments.

                  2.7.3 Facility Fee. Prior to the execution hereof, the Borrower has delivered to the Bank a $75,000.00 facility fee. Borrower acknowledges that this fee has been delivered to the Bank in connection with the Bank's expenditure of time and effort in reviewing financial information concerning the Borrower and the Guarantors, and such fee may be retained by the Bank whether the indebtedness described herein is prepaid, whether as a result of acceleration or otherwise. Simultaneously with the execution of this Agreement, the Borrower shall pay to the Bank an additional $50,000 facility fee.

         2.8. Basis of Computation. The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

         2.9. Prepayments.

                  2.9.1 Mandatory Prepayments. The Borrower shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of all Revolving Loans from time to time exceeds the Borrowing Base, together with all interest accrued and unpaid on the amount of such excess, but without other premium or penalty. Such prepayment shall be immediately due and owing upon the occurrence of any such excess and, at the option of the Bank, any mandatory prepayment made under this
         Section 2.9.1 will reduce the Commitment Amount.

         2.10. Basis of Payments. All sums payable by the Borrower to the Bank under this agreement shall be paid directly to the Bank at its principal office in immediately available funds, without set-off, deduction or counterclaim.

         2.11. Term Loans.

                  2.11.1 The Bank has made the Borrower a Term Loan ("TERM LOAN NO. 1") as described in that certain note dated May 28, 1998 in the maximum amount of $500,000.00 and which bears interest at a fixed rate of nine and three-tenths percent (9.3%) per annum and attached hereto as EXHIBIT H. The Term Loan is secured by, among other things, a first lien Deed of Trust upon property described in part as that certain
         7.225 acre tract improved with a 5,913 square foot service center located at 20800 Fernbush Drive, Houston, Texas. The advances under the Term Loan have been limited to the lesser of eighty-three percent (83%) of the cost or appraised value of the headquarters and distribution center described above.

                  2.11.2 The Bank has also made a term loan ("TERM LOAN NO. 2") to the Borrower in the maximum amount of $1,100,000.00, as described in the note attached hereto as EXHIBIT I. Term Loan No. 2 is secured by, among other things, a second lien Deed of Trust on the property described in Section 2.11.1.

SECTION 3. SECURITY.

         To secure full and timely performance of the Borrower's covenants set out in this Agreement and to secure the repayment of the Note and all other Indebtedness whatsoever of the Borrower to the Bank, the Borrower agrees to grant and assign a lien upon and security interest in the Collateral pursuant to the Security Agreement, the Pledge Agreement, the Financing Statement and other instruments and agreements satisfactory to the Bank.

         Borrower hereby acknowledges that notice of intent to terminate, by any creditor who has entered into a subordination or intercreditor agreement, which would result in such intercreditor agreement becoming partially or wholly ineffective, shall represent, at the Bank's election, an unsatisfactory interest in the Collateral.

SECTION 4. CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK.

         4.1. Conditions to First Disbursement. The obligations of the Bank under this Agreement are subject to the occurrence, prior to or on the Disbursement Date first occurring, of each of the following conditions, any or all of which may be waived in whole or in part by the Bank in writing:

                  4.1.1 Documents Executed and Filed. The Borrower shall have executed (or caused to be executed) and delivered to the Bank and, as appropriate, there shall have been filed with such filing offices as the Bank shall deem appropriate, the following:

                           (a) The Note;

                           (b) The Security Agreement;

                           (c) The Pledge Agreement;

                           (d) The Financing Statement;

                           (e) The Guaranties;

                           (f) The UCC-3s; and

                           (g) The Third Lien Deed of Trust covering the
                  property described in Section 2.11.1.

                  4.1.2 Certified Resolutions. The Borrower shall have furnished to the Bank a copy of resolutions of the Board of Directors of the Borrower, Parent and Oakhurst authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Note and any other documents contemplated by this Agreement, as applicable, which shall have been certified by the Secretary or Assistant Secretary of such party as of the Disbursement Date first occurring.

                  4.1.3 Certified Articles. The Borrower shall have furnished to the Bank a copy of the articles of incorporation, including all amendments thereto, and all other charter documents of the Borrower, Parent and Oakhurst, all of which shall have been certified by the state agency issuing the same as of a date reasonably near the Disbursement Date first occurring.

                  4.1.4 Certified Bylaws. The Borrower shall have furnished to the Bank a copy of the Bylaws of the Borrower, Parent and Oakhurst, which shall have been certified by the Secretary or Assistant Secretary of the Borrower as of the Disbursement Date first occurring.

                  4.1.5 Certificate of Good Standing. The Borrower shall have furnished to the Bank a certificate of good standing with respect to the Borrower, Parent and Oakhurst, which shall have been certified by the state agency issuing the same as of a date reasonably near the Disbursement Date first occurring.

                  4.1.6 Certificate of Incumbency. The Borrower shall have furnished to the Bank a certificate of the Secretary or Assistant Secretary of the Borrower, Parent and Oakhurst, certified as of the Disbursement Date first occurring, as to the incumbency and signatures of the officers of such party signing this Agreement, the Note and any documents contemplated or delivered under this Agreement, as applicable.

                  4.1.7 UCC Lien Search. The Bank shall have received UCC record and copy searches, evidencing the appropriate filing and recording of the Financing Statements and disclosing no notice of any liens or encumbrances filed against any of the Collateral in any relevant jurisdiction other than the Financing Statements and other than as those relating to the Permitted Liens.

                  4.1.8 Hazard Insurance. The Borrower shall have furnished to the Bank, in form and amounts and with companies satisfactory to the Bank, evidence of hazard insurance policies naming the Bank as "mortgagee", or "loss payee", and as an "additional insured", and relating to the assets and properties (including, but not limited to, the Collateral) of the Borrower. Such policies shall contain endorsements that they will not be cancelled without 30 days prior written notice to the Bank.

                  4.1.9 Intentionally Omitted.

                  4.1.10 Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

                  4.1.11 Other Information and Documentation. The Bank shall have received such other information, certificates and executed documents as they shall have reasonably requested.

         4.2. Conditions to All Disbursements. The obligation of the Bank to make any Revolving Loan on any Disbursement Date, including, but not limited to, the Disbursement Date first occurring, are subject to the occurrence, prior to or on the Disbursement Date related to such Revolving Loan, of each of the following conditions, any or all of which may be waived in whole or in part by the Bank in writing. Additionally, the Bank's lien in the Collateral shall be, as it relates to the Collateral, a first and superior lien subject only to the Permitted Liens.

                  4.2.1 Certificate. The Bank shall have received a certificate, executed by the President, Vice President or Treasurer of the Borrower, certified as of such Disbursement Date, and confirming that, as of such Disbursement Date:

                           (a) No Default or Event of Default has occurred and
                  is continuing; and

                           (b) The warranties and representations set forth in
                  Section 5 of this Agreement are true and correct on and as of such Disbursement Date.

                  4.2.2 Borrowing Base Certificate. The Bank shall have received from the Borrower a Borrowing Base Certificate, certified as of such Disbursement Date and confirming that, as of such Disbursement Date, the aggregate unpaid principal amount of all Revolving Loans (including the Revolving Loan to be made on such Disbursement Date) does not exceed the lesser of the Commitment Amount or the Borrowing Base as in effect on such Disbursement Date.

                  4.2.3 Bank Satisfaction. The Bank shall not know or have any reasonable reason to believe that, as of such Disbursement Date:

                           (a) Any Default or Event of Default has occurred and
                  is continuing;

                           (b) Any warranty or representation set forth in
                  Section 5 of this Agreement shall not be true and correct; or

                           (c) Any provision of law, any order of any court or
                  other agency of government or any regulation, rule or interpretation thereof shall have had any material adverse effect on the validity or enforceability of this Agreement, the Note, the Security Agreement, the Financing Statement, or the Guaranties.

SECTION 5. WARRANTIES AND REPRESENTATIONS.

         The Borrower represents and warrants to the Bank that:

         5.1. Corporate Existence and Power. (a) The Borrower is a corporation duly organized validly existing and in good standing under the laws of the State of Michigan, (b) each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the law of its state of incorporation, (c) the Borrower and each of the Subsidiaries have the corporate power and authority to own their respective properties and assets and to carry out their respective business as now being conducted and are qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary and (d) the Borrower has the corporate power and authority to execute and perform this Agreement, to borrow money in accordance with its terms, to execute and deliver the Note and other documents contemplated hereby, to grant to the Bank liens and security interests in the Collateral as hereby contemplated and to do any and all other things required of it hereunder.

         5.2. Authorization and Approvals. The execution, delivery and performance of this Agreement, the Pledge Agreement, the borrowing hereunder and the execution and delivery of the Note, the Security Agreement, the Financing Statement, and other documents contemplated hereby have been duly authorized by all requisite corporate action, (a) do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Bank, (b) will not violate any provision of law, any order of any court or other agency of government, the articles of incorporation or bylaws of the Borrower, any provision of any indenture, agreement or other instrument to which the Borrower is a party, or by which it or any of its properties or assets are bound, (c) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, agreement or other instrument, and (d) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower other than in favor of the Bank and as contemplated hereby. The execution, delivery and performance of the Guaranties and other contemplated thereby (e) do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Bank, (f) will not violate any provision of law, any order of any court or other agency of government, any provision of any indenture, agreement or other instrument to which either Guarantor is a party, or by which either or any of their properties or assets are bound, (g) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, agreement or other instrument, and (h) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of either Guarantor other than in favor of the Bank and as contemplated hereby.

         5.3. Valid and Binding Agreement. This Agreement is, and the Note, the Security Agreement, the Pledge Agreement, the Financing Statement, and all other documents contemplated hereby will be, when delivered, valid and binding obligations of the Borrower, and the Guaranties and all other documents contemplated thereby will be valid and binding obligations of the Guarantors, in each case enforceable in accordance with their respective terms except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally.

         5.4. Actions, Suits or Proceedings. Except as disclosed on Schedule 5.4, there are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries or any Guarantor, or any properties or rights of the Borrower or any of the Subsidiaries or any Guarantor, which, if adversely determined, could materially impair the right of the Borrower or any of the Subsidiaries to carry on business substantially as now conducted or could have a material adverse effect upon the financial condition of the Borrower or any of the Subsidiaries or any Guarantor.

         5.5. Subsidiaries. The Borrower has no wholly or partially owned Subsidiaries.

         5.6. No Liens, Pledges, Collateral Assignments or Security Interests. Except for Permitted Liens, none of the Borrower's or the Subsidiaries' assets and properties, including the Collateral, is subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character.

         5.7. Accounting Principles. The Financial Statements have been prepared in accordance with GAAP and fully and fairly present the financial condition of the Parent, the Borrower and their Subsidiaries as of the dates, and the results of their operations for the periods, for which the same are furnished to the Bank. To the best of the Borrower's knowledge and belief, neither the Parent nor the Borrower has any material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

         5.8. No Adverse Changes. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Parent, the Borrower or any of their Subsidiaries since the date of the latest of the Financial Statements.

         5.9. Conditions Precedent. As of each Disbursement Date, all appropriate conditions precedent referred to in Section 4 hereof shall have been satisfied (or waived in writing by the Bank).

         5.10. Taxes. The Borrower and the Subsidiaries have filed by the due date therefor all federal, state and local tax returns and other reports they are required by law to file and which are material to the conduct of their respective businesses, have paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and have made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. The Borrower has no knowledge of any deficiency or assessment in a material amount in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

         5.11. Compliance with Laws. Except as disclosed on Schedule 5.11, the Borrower and the Subsidiaries have complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of the Borrower or any of the Subsidiaries.

         5.12. Indebtedness. Except as disclosed on Schedule 5.12, the Borrower and the Subsidiaries have no indebtedness for money borrowed and no direct or indirect obligations under any leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety except for the endorsement of negotiable instruments by the Borrower and the Subsidiaries in the ordinary course of business for deposit or collection.

         5.13. Material Agreements. Other than subcontracts and contracts for material in the ordinary course of business, the Borrower and the Subsidiaries have no material leases, contracts or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements); to the best knowledge of the Borrower, all parties to such agreements (including the Borrower and the Subsidiaries) have complied with the provisions of such leases, contracts or commitments; and to the best knowledge of the Borrower, no party to such agreements (including the Borrower and the Subsidiaries) is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default.

         5.14. Margin Stock. Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation T, U or X of the said Board of Governors. The Borrower does not own any margin stock.

         5.15. Pension Funding. The Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA and has not incurred any material liability to the PBGC in connection with any employee benefit plan established or maintained by the Borrower or any of the Subsidiaries and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

         5.16. Misrepresentation. No warranty or representation by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made.

         5.17. Equipment. Borrower warrants and represents that Bank has a first lien security interest in all of the Equipment that make up the Borrowing Base.

         5.18. Parent Ownership. The Parent owns one hundred percent (100%) of the stock of all kinds and classes of the Borrower.

SECTION 6. AFFIRMATIVE COVENANTS.

From the date hereof until the principal of and interest on the Note and other Indebtedness is paid in full, the Borrower covenants and agrees that it will:

         6.1. Financial and Other Information.

                  6.1.1 Annual Financial Reports.

                           (a) Furnish to the Bank in form satisfactory to the
                  Bank not later than one hundred and twenty (120) days after the close of each fiscal year of the Borrower, beginning with the Borrower's fiscal year ending September 30, 2001, on a consolidated and consolidating basis, a balance sheet as at the close of each such fiscal year, statements of income and statements of cash flows for each such fiscal year, and such other notes and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank and shall contain unqualified opinions as to the fairness of the statements therein contained. Also, as soon as it is available, the Borrower shall provide the Bank with a copy of its federal income tax return.

                           (b) Cause to be furnished to the Bank in form
                  satisfactory to the Bank not later than one hundred and twenty
                  (120) days after the close of each fiscal year of the Parent, beginning with the Parent's first fiscal year ending after the date hereof, on a consolidated and consolidating basis, a balance sheet for Parent as at the close of each such fiscal year, statements of income and statements of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the Parent and acceptable to the Bank and shall contain unqualified opinions as to the fairness of the statements therein contained. Also, as soon as it is available, the Borrower shall cause Parent to provide the Bank with a copy of its federal income tax return.

                           (c) Oakhurst and Steel City Products SEC Reports. To
                  cause to be furnished to the Bank, promptly upon the filing thereof, and in any event, within ten (10) days after filing, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports, if any, which Oakhurst or Steel City Products shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange.

                  6.1.2 Quarterly Financial Statements.

                           (a) Furnish to the Bank not later than forty-five
                  (45) days after the close of each quarter of each fiscal year of the Parent, beginning with the quarter ending June 30, 2001, financial statements containing the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the end of each such period, consolidated and consolidating statements of income and statements of cash flows of the Parent and its Subsidiaries up to the end of such period. These statements shall be prepared on substantially the same accounting basis as the statements required in
                  Section 6.1.1 of this Agreement and shall be in such detail as the Bank may require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Parent.

                           (b) Oakhurst and Steel City Products SEC Reports. To
                  cause to be furnished to the Bank, promptly upon the filing thereof, and in any event, within ten (10) days after filing, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports, if any, which Oakhurst or Steel City Products shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange.

                  6.1.3 No Default Certificate. Together with each delivery of the financial statements required by Sections 6.1.1 and 6.1.2 of this Agreement, furnish to the Bank a certificate of its chief executive or financial officer stating that no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto. Such certificates shall also demonstrate, by showing the applicable ratio or other calculation, with such supporting information as the Bank requires, that the Parent is in compliance with Section 6.5 through and including Section 6.8 and that Borrower is in compliance with Section 7.10 through and including
         Section 7.14 hereof and shall be in the form of the Certificate attached hereto as EXHIBIT J.

                  6.1.4 Listing of Payables. Furnish to the Bank quarterly by the thirtieth (30th) day of the end of each calendar quarter a listing of payables as of the end of that quarter of Borrower's accounts payable.

                  6.1.5 Quarterly Aging and Monthly Borrowing Base Certificate.

                           (a) Furnish to the Bank quarterly by the thirtieth
                  (30th) day of the end of each fiscal quarter (i) an aging as of the end of the preceding quarter of the Borrower's accounts receivable and accounts payable in a form satisfactory to the Bank and containing a schedule showing the amounts, by category, thirty, sixty, and more than sixty days past invoice date, and (ii) a report concerning the Borrower's retainage receivables, by job, showing the amount owing and the date the Borrower advised the owner that the Borrower had completed performance of the job, which report shall also be in a form satisfactory to the Bank.

                           (b) Additionally, the Borrower shall furnish to the
                  Bank monthly, and within thirty (30) days of the end of each calendar month, a Borrowing Base Certificate confirming that the aggregate unpaid principal amount of all Revolving Loans does not exceed the lesser of the Commitment Amount or the Borrowing Base as then in effect (or, if such is not the case, accompanied by a pre-payment of the Note in accordance with
                  Section 2.9.1 of this Agreement ).

                           (c) Quarterly Report on Jobs in Progress. Within
                  thirty (30) days of the end of each fiscal quarter, the Borrower shall provide to the Bank, in such form as the Bank shall reasonably request, a report on the status of all of its jobs indicating the amounts billed for that quarter, without any general overhead and administrative costs allowance, together with a backlog report to include the physical job locations, and in a form consistent with that prepared for the prior quarter.

                  6.1.6 Joint Venture Accounting. Upon the request of the Bank, and not later than one hundred and twenty (120) days after the close of such fiscal year, a balance sheet as of the close of such fiscal year, and a statement of income and a statement of cash flow for such fiscal year, and such other comments and financial details as are usually included in a financial statement for each joint venture which the Borrower is then a part of and which has not yet been closed. Such reports shall be in such form and detail as the Bank shall reasonably require.

                  6.1.7 Adverse Events. Promptly inform the Bank of the occurrence of any Event of Default or Default, or of any occurrence which has or could reasonably be expected to have a materially adverse effect upon the Borrower's or any of the Guarantor's business, properties, financial condition or ability to comply with its obligations hereunder or under any other document executed in connection herewith.

                  6.1.8 Shareholder Reports. Promptly furnish to the Bank upon becoming available a copy of all financial statements, reports, notices, proxy statements and other communications sent by the Borrower to its shareholders, and all regular and periodic reports filed by the Borrower with any securities exchange, the Securities and Exchange Commission or any other state or federal agency.

                  6.1.9 Management Letters. Furnish to the Bank, promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to the Borrower by independent certified public accountants in connection with any annual or interim audit of the books of the Borrower.

                  6.1.10 Appraisals on all Collateral. Allow the Bank to conduct, at least twice per year and as of such dates as the Bank shall designate, and at the Bank's expense, an appraisal of the Borrower's Collateral, to be performed by the Bank or such other party as the Bank shall designate, and to be performed in such form and detail as the Bank shall reasonably require. Nothing herein shall be deemed to limit or restrict the Bank's right pursuant to the terms of the Security Agreement to inspect or examine its Collateral pursuant to the terms thereof.

                  6.1.11 Appraisals on Equipment. Allow the Bank to conduct, once per year and as of such dates as the Bank shall designate, and at the Borrower's expense, an appraisal of the Borrower's Equipment to determine the Forced Sale Value, to be performed by the Bank or such other party as the Bank shall designate, and to be performed in such form and detail as the Bank shall reasonably require.

                  6.1.12 Inspection of Equipment. Allow representatives of the Bank to visit and inspect any of the Equipment and Inventory at such reasonable times during business hours and as often as may reasonably be desired and with reasonable notice.

                  6.1.13 Insurance Certificates. To cause to be furnished to the Bank evidence that the Borrower maintains adequate insurance covering the Borrower's machinery and Equipment and Inventory to be in such form and detail as the Bank shall reasonably require.

                  6.1.14 Other Information as Requested. Promptly furnish to the Bank such other information regarding the operations, business affairs and financial condition of the

         Borrower and the Subsidiaries as the Bank may reasonably request from time to time and permit the Bank, its employees, attorneys and agents, to inspect all of the books, records and properties of the Borrower and the Subsidiaries at any reasonable time.

         6.2. Insurance. Keep its insurable properties (including, but not limited to, the Collateral) and the insurable properties of the Borrower's Subsidiaries adequately insured and maintain (a) insurance against fire and other risks customarily insured against by companies engaged in the same or a similar business as that of the Borrower or its Subsidiaries, (b) necessary worker's compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Bank, all of which such insurance shall be in such amounts, containing such terms, in such form, for such purposes and written by such companies as may be satisfactory to the Bank. All such insurance policies shall contain a provision whereby they may not be canceled except upon thirty (30) days' prior written notice to the Bank. The Borrower will deliver to the Bank, at the Bank's request, evidence satisfactory to the Bank that such insurance has been so procured and, with respect to casualty insurance, names the Bank as "mortgagee" or "loss payee" and provides for payment to the Bank even if the Borrower would not be entitled to receive payment of any proceeds. If the Borrower fails to maintain satisfactory insurance as herein provided, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank, with interest at seven and one-half percent (7.5%) per annum plus the Prime Rate (but in no event to exceed the Maximum Legal Rate), all amounts so expended by the Bank. The Borrower hereby appoints the Bank as the Borrower's attorney-in-fact, which appointment is coupled with an interest and irrevocable, to endorse any check or draft payable to the Borrower in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Indebtedness, provided, however, that the Bank shall not be required hereunder so to act.

         6.3. Taxes. Pay promptly and within the time that they can be paid without interest or penalty all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Borrower, its Subsidiaries and their respective property, except to the extent being contested in good faith and, if requested by the Bank, bonded in a manner satisfactory to the Bank. If the Borrower shall fail to pay such taxes and assessments by their due date, then the Bank shall have the option to do so, and the Borrower agrees to repay the Bank, with interest at seven and one-half percent (7.5%) per annum plus the Prime Rate (but in no event to exceed the Maximum Legal Rate), all amounts so expended by the Bank.

         6.4. Maintain Corporation and Business. Do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's and its Subsidiaries' corporate existence, rights and franchises and comply with all applicable laws; continue to conduct and operate their respective businesses substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of their respective property used or useful in the conduct of their respective business and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         6.5. Maintain Tangible Net Worth. On a pro forma consolidated statement basis, as of March 31, 2001, and June 30, 2001, Parent shall have a Tangible Net Worth plus Subordinated Debt of not less than $13,500,000.00. For the quarter ending September 30, 2001, on a consolidated statement basis, the Parent shall maintain Tangible Net Worth plus Subordinated Debt of not less than $13,500,000.00, plus one hundred percent (100%) of the Net Income of the Parent from March 31, 2001, through September 30, 2001, minus Subordinated Debt repaid during the period from June 1, 2001, through September 30, 2001, under Sections 7.15-7.17. Compliance with this requirement shall be tested at the end of each fiscal quarter of the Parent. For the quarter ending December 31, 2001, and each quarter ending March 31, June 30, and December 31 thereafter, on a consolidated basis, the Parent shall maintain Tangible Net Worth plus Subordinated Debt of not less than what was required at the end of the previous quarter, minus Subordinated Debt repaid during the quarter being tested, under Sections 7.15-7.17. For the quarter that ends each fiscal year beginning with the quarter ending September 30, 2002, Parent shall have Tangible Net Worth as it existed on the last day of the previous quarter plus 100% of Net Income of the then current fiscal year minus Subordinated Debt repaid during such previous quarter of such fiscal year. The Parent represents, warrants, and agrees that the Parent's fiscal year ends on September 30th of each year, and that Parent will not change such fiscal year without the prior written consent of the Bank.

         6.6. Maintain Debt Ratio. From and after the date hereof, on a consolidated basis, the Parent shall maintain a ratio of Total Liabilities to Tangible Net Worth plus Subordinated Debt of not more than 2.5 to 1.0.

         6.7. Maintain Current Ratio. On a consolidated basis, the Parent shall maintain the ratio of Current Assets to Current Liabilities of not less than
1.15 to 1.0.

         6.8. Maintain Cash Flow Coverage Ratio. On a consolidated basis, the Parent shall maintain a Cash Flow Coverage Ratio of not less than 1.20 to 1.0, verified quarterly on a rolling four-quarter basis. For purposes hereof, "Cash Flow Coverage Ratio" shall mean (i) Net Income, plus depreciation divided by
(ii) the sum of the current maturities of all long-term debt plus twenty-five percent (25%) of the average outstanding principal balance of the Revolving Loan for the previous twelve (12) months. For purposes hereof, "current maturities of all long-term debt" shall mean, at any given time, all principal and interest payments required to be paid during the ensuing one year period from such given time on all Debt (including Subordinated Debt) having a maturity of greater than one year.

         6.9. ERISA. (a) At all times meet and cause each of its Subsidiaries to meet the minimum funding requirements of ERISA with respect to the Borrower's and its Subsidiaries' employee benefit plans subject to ERISA; (b) promptly after the Borrower knows or has reason to know (i) of the occurrence of any event which would constitute a reportable event or prohibited transaction under ERISA, or (ii) that the PBGC or the Borrower (or any of its Subsidiaries) has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth details as to such event or proceedings and the action which the Borrower (or any such Subsidiary) proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and (c) furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by the Borrower (or any such Subsidiary), not later than ten (10) days after such report has been so filed.

         6.10. Use of Loan Proceeds. Use the proceeds of the loan hereunder for the purpose set forth in the recitals to this Agreement.

SECTION 7. NEGATIVE COVENANTS.

         From the date hereof until the principal of and interest on the Note and other Indebtedness is paid in full, the Borrower covenants and agrees that it will not, and will not permit any of its Subsidiaries to:

         7.1. Dividends. Declare or pay any dividend (other than dividends payable solely in shares of its capital stock) on, or make any other distribution with respect to (whether by reduction of capital or otherwise), any shares of its capital stock, except that dividends from any Subsidiary of the Borrower to the Borrower are permitted.

         7.2. Stock Issuance. Issue any additional shares of its capital stock, or any warrant, right or option relating thereto or any security convertible into any of the foregoing.

         7.3. Stock Acquisition. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so.

         7.4. Liens and Encumbrances. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind (including any charge upon property purchased or acquired under a conditional sales or other title-retaining agreement or lease required to be capitalized under GAAP) upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens.

         7.5. Indebtedness. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for (a) the Indebtedness, (b) indebtedness subordinated to the prior payment in full of the Indebtedness upon terms and conditions approved in writing by the Bank, (c) existing indebtedness to the extent set forth on Schedule 5.12, (d) trade indebtedness incurred and paid in the ordinary course of business, (e) contingent indebtedness to the extent permitted by Section 7.7 of this Agreement, (f) indebtedness secured by Permitted Liens, and (g) obligations to the extent permitted by Section 7.10 of this Agreement.

         7.6. Extension of Credit. Make loans, advances or extensions of credit to any Person, except for sales on open account and otherwise in the ordinary course of business.

         7.7. Guarantee Obligations. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Borrower or the Subsidiaries in the ordinary course of business for deposit or collection.

         7.8. Property Transfer, Merger or Lease-Back. (a) Sell, lease, transfer or otherwise dispose of all or, except as to the sale of Inventory in the ordinary course of business, any material part of its properties and assets (whether in one transaction or in a series of transactions), (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all of the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock, or (c) enter into any sale-leaseback transaction; provided, however, that a Subsidiary wholly owned by the Borrower may be merged into, or consolidated with, the Borrower or another Subsidiary wholly owned by the Borrower, and such Subsidiary may sell, lease or transfer all or a substantial part of its assets to the Borrower or another Subsidiary wholly owned by the Borrower, and the Borrower or such Subsidiary may acquire all or substantially all of the properties and assets of the Subsidiary so to be merged into, or consolidated with, it or so to be sold, leased or transferred to it.

         7.9. Acquire Securities. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person except for the common stock of the Subsidiaries owned by the Borrower on the date of this Agreement and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000 and direct obligations of the United States government maturing within one year from the date of acquisition thereof.

         7.10. Pension Plans. (a) Allow any fact, condition or event to occur or exist with respect to an employee pension or profit sharing plan which might constitute grounds for termination of any such plan or for the appointment by a United States District Court of a trustee to administer any such plan, or (b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of the Borrower or any of its Subsidiaries to the PBGC which in the opinion of the Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower.

         7.11. Misrepresentation. Furnish the Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

         7.12. Margin Stock. Apply any of the proceeds of the Note to the purchase or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

         7.13. Compliance with Environmental Laws. Borrower will not, and will not allow any of its Subsidiaries to, (i) use (or permit any tenant to use) any of its respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance except in all respects in compliance with Environmental Laws, (ii) generate any Hazardous Substance except in all respects in compliance with Environmental Laws, (iii) conduct any activity which is likely to cause a release of any Hazardous Substance, or (iv) otherwise conduct any activity or use any of its respective properties or assets in any manner that is likely to violate any Environmental Law.

         7.14. Pledge of Receivables. Borrower will not encumber or pledge any of its right to receive payment, accounts receivable, jobs in progress or retainage.

         7.15. Subordinated Debt. Schedule 7.15 reflects certain debt payable by the Borrower to its management. Such portion of the Subordinated Debt is herein referred to as the "Subordinated Debt-Initial Investors"). Quarterly payments of interest (at a rate not to exceed 12%) may be paid on the Subordinated Debt-Initial Investors, from time to time, so long as no Default or Event of Default then exists or would result therefrom. Additionally, so long as no Default or Event of Default then exists or would result therefrom, annual principal payments on the Subordinated Debt-Initial Investors may be made in the following manner: $240,000.00 per annum to James D. Manning and $24,000.00 per annum each to Joseph P. Harper, Sr. and Patrick T. Manning.

         7.16. Subordinated Debt-Employee Selling Shareholders. Schedule 7.16 reflects certain debt payable by the Parent to its shareholders other than Oakhurst. Such portion of the Subordinated Debt is herein referred to as the "Subordinated Debt-Employee Selling Shareholders"). Borrower may pay the funds to the Parent to enable quarterly payments of interest (at a rate not to exceed 12%) to be paid on the Subordinated Debt- Employee Selling Shareholders from time to time, so long as no Default or Event of Default then exists or would result therefrom and after any such payment is made, the Borrowing Base availability is equal to, or greater than, $2,000,000.00 and no account payable of Borrower is more than sixty (60) days past due (except for bona fide disputes being contested in good faith for which adequate reserves have been established in accordance with GAAP). Additionally, so long as no Default or Event of Default then exists or would result therefrom and after any such payment is made, the Borrowing Base availability is equal to, or greater than, $2,000,000.00 and no account payable of Borrower is more than sixty (60) days past due (except for bona fide disputes being contested in good faith for which adequate reserves have been established in accordance with GAAP), principal payments on the Subordinated Debt-Employee Selling Shareholders in the amount of $500,000 may be made quarterly.

         7.17. Subordinated Debt-NASCIT. Schedule 7.17 reflects certain debt payable by the Parent to North Atlantic Smaller Companies Investment Trust plc ("NASCIT"). Such portion of the Subordinated Debt is herein referred to as the "Subordinated Debt-NASCIT". Borrower may pay the funds to the Parent to enable quarterly payments of interest (at a rate not to exceed 12%) to be paid on the Subordinated Debt-NASCIT, from time to time, so long as no Default or Event of Default then exists or would result therefrom and after any such payment is made, the Borrowing Base availability is equal to, or greater than, $2,000,000.00 and no account payable of

Borrower is more than sixty (60) days past due (except for bona fide disputes being contested in good faith for which adequate reserves have been established in accordance with GAAP). Additionally, so long as no Default or Event of Default then exists or would result therefrom and after any such payment is made, the Borrowing Base availability is equal to, or greater than, $2,000,000.00 and no account payable of Borrower is more than sixty (60) days past due (except for bona fide disputes being contested in good faith for which adequate reserves have been established in accordance with GAAP), principal payments on the Subordinated Debt-NASCIT not to exceed $750,000 may be made on September 30, 2001, and December 31, 2001.

         7.18. Notes Receivable from Shareholders. In no event may Notes Receivable from Shareholders exceed $865,000.00 in the aggregate.

         7.19. Non-ordinary Bonus. Grant of, or increase in, any bonus to officers or employees other than in the ordinary course of business consistent with past practice.

SECTION 8. EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS.

         8.1. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  8.1.1 Failure to Pay Monies Due. If any principal of or interest on the Note, any fees under Section 2.7 of this Agreement or any other Indebtedness shall not be paid when due.

                  8.1.2 Misrepresentation. If any warranty or representation of the Borrower or the Parent in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to the Bank by or on behalf of the Borrower or the Parent, shall prove to be false or misleading in any material respect.

                  8.1.3 Noncompliance with Bank Agreement. If the Borrower or any Guarantor shall fail to perform any of its obligations and covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other agreement with the Bank to which it may be a party, including, without limitation, any indebtedness owed by any Guarantor to the Bank.

                  8.1.4 Other Defaults. If the Borrower or any Subsidiary or any Guarantor shall default in the due payment of any of its indebtedness (other than the Indebtedness) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness and such default shall be continued for a period sufficient to permit acceleration of the indebtedness, irrespective of whether any such default shall be forgiven or waived by the holder thereof.

                  8.1.5 Judgments. If there shall be rendered against the Borrower, any Subsidiary or any Guarantor, one or more judgments or decrees involving an aggregate liability of $100,000.00 or more, which has or have become nonappealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than twenty (20) days, whether or not consecutive; or of a writ of attachment or garnishment against the property of the Borrower or any of the Subsidiaries or any Guarantor shall be issued and levied in an action claiming $100,000.00 or more and not released or appealed and bonded in a manner satisfactory to the Bank.

                  8.1.6 Bankruptcy, Etc. If the Borrower or any Subsidiary or any Guarantor shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of the Borrower or any Subsidiary or any Guarantor, under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced by the Borrower or any Subsidiary or any Guarantor or shall be commenced against the Borrower or any Subsidiary or any Guarantor and shall not be discharged within thirty (30) days of commencement; or a receiver, trustee or custodian shall be appointed for the Borrower or any Subsidiary or any Guarantor or for any substantial portion of its respective properties or assets.

                  8.1.7 Change in Board of Directors or Management. Except that Maarten D. Hemsley may resign or be removed from the board of directors of the Borrower, if (i) the entire board of directors of Borrower, Parent or Oakhurst is not the same as described on Schedule 8.1.7, or
         (ii) if Joseph P. Harper, Sr. and Patrick T. Manning are no longer officers of the Borrower, whether by reason of death, resignation or otherwise; and such change in board of directors or change in office holder described in clause (i) or (ii) above adversely impacts, in the sole judgment of the Bank, upon the ability of the Borrower to carry on its business as theretofore conducted.

                  8.1.8 Inadequate Funding or Termination of Employee/Benefit Plan(s). If the Borrower (or any Subsidiary) shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by the Borrower (or any Subsidiary), or if any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower (or any Subsidiary) to the PBGC which in the opinion of the Bank will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower.

                  8.1.9 Occurrence of Certain Reportable Events. If there shall occur, with respect to any pension plan maintained by the Borrower or any Subsidiary, any reportable event (within the meaning of section 4043(b) of ERISA) which the Bank shall determine in good faith constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after the Bank gives written notice to the Borrower, provided that termination of such plan or appointment of such trustee would, in the opinion of the Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower.

                  8.1.10 Other Events. Should any other event occur which results in the Bank being insecure about its right to be ultimately repaid in full for the Indebtedness.

                  8.1.11 Business Suspension. If the Borrower, any Guarantor, or any of their Subsidiaries shall voluntarily suspend the transaction of its business; or if any Guarantor shall die.

         8.2. Acceleration of Indebtedness. Upon the occurrence of any of the Events of Default described in Section 8.1.3 hereunder which is not cured by the Borrower or waived by the Bank within thirty (30) days after the earlier of the date of notice to the Borrower by the Bank of such Default or the date the Bank is notified, or should have been notified, pursuant to the Borrower's obligation under Section 6.1.7 of this Agreement, of such Default, or upon the occurrence of any of the Events of Default described in Section 8.1.1, Section 8.1.2 or Sections 8.1.4, 8.1.5, 8.1.7 through 8.1.10, all Indebtedness shall be due and payable in full forthwith at the option of the Bank without presentation, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, or other notice of any kind, all of which are hereby expressly waived. Upon the occurrence of any Event of Default described in Section 8.1.6, all commitments and other lending obligations, if any, of the Bank hereunder shall immediately terminate, and the entire principal amount of all Indebtedness then outstanding together with interest then accrued thereon shall become immediately due and payable, all without written notice and without presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower. Unless all of the Indebtedness is then fully paid, the Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the Security Agreement or under any other document contemplated hereby, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral and to set-off against the Indebtedness any amount owing by the Bank to the Borrower. The Borrower agrees, upon request of the Bank, to assemble the Collateral and make it available to the Bank at any place designated by the Bank which is reasonably convenient to the Bank and the Borrower.

         8.3. Application of Proceeds. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first upon all expenses authorized by the UCC and all reasonable attorneys' fees and legal expenses incurred by the Bank; the balance of the proceeds of such sale or other disposition shall be applied to the payment of the Indebtedness, first to interest, then to principal; and the surplus, if any, shall be paid over to the Borrower or to such other person or persons as may be entitled thereto under applicable law. The Borrower shall remain liable for any deficiency, which the Borrower shall pay to the Bank immediately upon demand.

         8.4. Cumulative Remedies. The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor should it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Borrower.

SECTION 9. MISCELLANEOUS.

         9.1. Independent Rights. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

         9.2. Covenant Independence. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception in one covenant shall not create an exception in another covenant.

         9.3. Waivers and Amendments. No forbearance on the part of the Bank in enforcing any of its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by the Bank except in writing signed and delivered by an officer of the Bank, and no waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note or other documents contemplated hereby shall be effective unless the same shall be in writing and signed and delivered by an officer of the Bank.

         9.4. GOVERNING LAW. THIS AGREEMENT, AND EACH AND EVERY TERM AND PROVISION HEREOF, SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF TEXAS. IF ANY PROVISION OF THIS AGREEMENT SHALL FOR ANY REASON BE HELD INVALID OR UNENFORCEABLE, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION HEREOF, BUT THIS AGREEMENT SHALL BE CONSTRUED AS IF SUCH INVALID OR UNENFORCEABLE PROVISION HAD NEVER BEEN CONTAINED HEREIN.

         9.5. Survival of Warranties, Etc. All of the Borrower's covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the Borrowing and the delivery of the Note hereunder and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank. All statements contained in any certificate or other document delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower in connection with this Agreement.

         9.6. Attorneys' Fees. The Borrower agrees that it will pay all reasonable costs and expenses of the Bank in connection with the enforcement of the Bank's rights and remedies under this Agreement and in connection with the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement.

         9.7. Payments on Saturdays, Etc. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or any other day which is not a

Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest in connection with such payment.

         9.8. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank.

         9.9. Maintenance of Records. The Borrower will keep all of its records concerning the Collateral at its principal place of business. The Borrower will give the Bank prompt written notice of any change in its principal place of business, or in the location of said records.

         9.10. Notices. All notices and communications provided for herein or in any document contemplated hereby or required by law to be given shall be effective when received or, in case of notices from the Bank to the Borrower, upon sending by first class mail, postage prepaid, addressed as follows: (a) If to the Borrower, to: Texas-Sterling Construction Company, 20810 Fernbush, Houston, Texas 77073, and (b) If to the Bank, to: Gary W. Orr, Senior Vice President and Chief Credit Officer, Comerica Bank-Texas, 1601 Elm Street, Dallas, Texas 75201, with a copy to Post Office Box 4167, Houston, Texas 77210-4167, Attn: James R. McNutt, Vice President, or to such other address as a party shall have designated to the other in writing. The giving of at least five
(5) days' notice before the Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes.

         9.11. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

         9.12. Headings. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

         9.13. Capital Adequacy. If as a result of any regulatory change directly or indirectly affecting the Bank or any of the Bank's affiliates there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, minimum capital, capital ratio, or similar requirement against or with respect to or measured by reference to loans made or to be made hereunder or participations therein, and the result shall be to increase the cost to the Bank or any of the Bank's affiliates of making or maintaining any loan hereunder or to any other party maintaining any participation therein, or reduce any amount receivable in respect of any such loan (which increase in cost, or reduction in amount receivable, shall be the result of the Bank's or the Bank's affiliated company's reasonable allocation among all affected customers of the aggregate of such increase or reductions resulting from such event), then, within ten (10) days after receipt by the Borrower of a certificate from the Bank containing the information described below in this Section which shall be delivered to the Borrower, the Borrower agrees from time to time to pay the Bank such additional amounts as shall be sufficient to compensate the Bank or any of the Bank's affiliates (for as long as such increased costs or reductions in amount receivable exist) for such increased costs or reductions in amount receivable which the Bank determines in the Bank's sole discretion are material. The certificate requesting compensation under this Section 9.13 shall identify the regulatory change which has occurred, the requirements which have been imposed, modified or deemed applicable, the amount of such additional cost or reduction in amount receivable and the way in which such amount has been calculated.

         9.14. INDEMNIFICATION BY THE BORROWER. THE BORROWER HEREBY COVENANTS AND AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE BANK AND ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, THE FEES AND OUT-OF-POCKET EXPENSES OF COUNSEL) WHICH MAY BE INCURRED BY OR ASSERTED AGAINST THE BANK OR ANY SUCH OTHER INDIVIDUAL OR ENTITY IN CONNECTION WITH:

                           (a) ANY INVESTIGATION, ACTION OR PROCEEDING ARISING
                  OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, THE NOTE, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS OR ANY COLLATERAL, OR ANY ACT OR OMISSION RELATING TO ANY OF THE FOREGOING;

                           (b) ANY TAXES (OTHER THAN FEDERAL OR STATE INCOME
                  TAXES), LIABILITIES, CLAIMS OR DAMAGES RELATING TO THE COLLATERAL OR THE BANK'S LIENS THEREON; OR

                           (c) THE CORRECTNESS, VALIDITY OR GENUINENESS OF ANY
                  INSTRUMENTS OR DOCUMENTS THAT MAY BE RELEASED OR ENDORSED TO BORROWER BY THE BANK (WHICH SHALL AUTOMATICALLY BE DEEMED TO BE WITHOUT RECOURSE TO THE BANK IN ANY EVENT), OR THE EXISTENCE, CHARACTER, QUANTITY, QUALITY, CONDITION, VALUE. OR DELIVERY OF ANY GOODS PURPORTING TO BE REPRESENTED BY ANY SUCH DOCUMENTS.

         9.15. NO ORAL AGREEMENTS. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN THE BANK AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BANK AND THE BORROWER.

         9.16. Gender. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

         9.17. Intentionally Deleted.

         9.18. Cross Default; Cross Collateral. The Borrower hereby agrees that
(a) all other agreements between Borrower and the Bank or any of its affiliates is hereby amended so that a default under this Agreement is a default under all other agreements and a default under any one of the other agreements is a default under this Agreement, and (b) the collateral under this Agreement secures the obligations now or hereafter outstanding under all other agreements between Borrower and the Bank or any of its affiliates and the collateral pledged under any other agreement with the Bank or any of its affiliates secures the obligations under this Agreement.

         9.19. Severability of Provisions. Any provision of this Agreement, the Note or any other documents relating thereto that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, such Note or such other documents or affecting the validity or enforceability of such provision in any other jurisdiction.

         9.20. Assignment. The Bank shall have the absolute and unrestricted right to sell, assign, transfer, or grant participation in, all or any portion of the loans and any Collateral, guaranties or other security relating thereto without the consent of Borrower; provided, however, that no such action on the part of the Bank shall have the effect of changing any of the Borrower's obligations hereunder without the written consent of the Borrower.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

NOTICE TO BORROWER - THIS AGREEMENT CONTAINS AN INDEMNITY PROVISION AT SECTION 9.14.

                                        BORROWER:
                                        STERLING CONSTRUCTION COMPANY,
                                        a Michigan corporation

                                        By:    /s/ Patrick T. Manning
                                               ---------------------------------
                                        Name:  Patrick T. Manning
                                               ---------------------------------
                                        Title: President
                                               ---------------------------------

                                        BANK:
                                        COMERICA BANK-TEXAS, a Texas banking
                                        association

                                        By:    /s/ Eric Lundquist
                                               ---------------------------------
                                        Name:  Eric Lundquist
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------



                                             SIGNATURE PAGE AMENDED AND RESTATED
                                             LOAN AGREEMENT